UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Integrity Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Georgia (State of incorporation or organization)	58-2508612 (I.R.S. Employer Identification No.)

11140 State Bridge Road
Alpharetta, Georgia 30022
(Address and Zip Code of Principal Executive Offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:
Not Applicable

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
NONE	NONE

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, no par value
(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

     The description of the Common Stock, no par value, of Integrity Bancshares, Inc. (the “Company”) registered hereby is incorporated herein by reference to “Description of Capital Stock” in the Company’s Registration Statement on Form SB-2, as filed with the Securities and Exchange Commission (the “Commission”) on January 20, 2004 (File No. 333-112026) and as amended by Amendment No. 1 thereto, as filed with the Commission on February 27, 2004; Amendment No. 2 thereto, as filed with the Commission on March 9, 2004; and Amendment No. 3 thereto, as filed with the Commission on March 17, 2004.

ITEM 2. EXHIBITS

1.	Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2, as filed with the Commission on January 25, 2000 (File No. 333-95335).

2.	Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2, as filed with the Commission on January 25, 2000 (File No. 333-95335).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INTEGRITY BANCSHARES, INC. (Registrant)

Date: April 29, 2005	By:	/s/ Steven M. Skow

Steven M. Skow President and Chief Executive Officer